UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 25, 2014

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 25, 2014, Huron Consulting Group Inc. issued a press release announcing its financial results for the three and twelve months ended December 31, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02 and the attached Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 25, 2014, the Company announced the appointment of C. Mark Hussey as Chief Operating Officer, effective immediately, in addition to his current role as Executive Vice President, Chief Financial Officer, and Treasurer of the Company.

Mr. Hussey, age 53, was appointed Executive Vice President, Chief Financial Officer, and Treasurer of the Company in July 2011. Prior to joining Huron, from 2002 to 2011, Mr. Hussey served as chief financial officer of Crosscom National, LLC, a privately held professional IT services organization deploying and servicing in-store technology solutions for large, national retailers. In that role, he was responsible for all finance and administrative functions for the company.

Item 8.01. Other Events.

On February 25, 2014, the Company announced that the Company’s board of directors had authorized a share repurchase program pursuant to which the Company may, from time to time, repurchase up to $50 million of its common stock through February 28, 2015. The amount and timing of the repurchases will be determined by management and will depend on a variety of factors, including the trading price of the Company’s common stock, general market and business conditions, and applicable legal requirements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated February 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date: February 25, 2014	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated February 25, 2014